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                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549


                                 Form 8-K


                              CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported):  August 14, 1995


                          WEDCO TECHNOLOGY, INC.
            (Exact name of registrant as specified in Charter)



  New Jersey               1-5528               23-1689437
(State or Other       (Commission File         (IRS Employer
Jurisdiction of            Number)           Identification No.)
Incorporation)



     P.O. Box 397, Bloomsbury, New Jersey               08804
 (Address of Principal Executive Offices)             (Zip Code)



           Registrant's telephone number, including area code:
                              (908-479-4181)



                                Not Applicable
       (Former Name or Former Address, if Changed Since Last Report)































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Item 5.   Other Events.

     The information set forth in the joint press release issued by Wedco Technology, Inc. and ICO, Inc., dated August 14, 1995, attached hereto as
Exhibit 99.1, is incorporated herein by reference.

Item 7.   Financial Statements, Pro Forma
          Financial Information and Exhibits

     (C)  Exhibits

          99.1 Joint press release issued by Wedco Technology, Inc. and ICO, Inc. dated August 14, 1995.



                       (continued on signature page)
































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     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              FIRST BANK OF PHILADELPHIA


                              By:   /s/  Edward N. Barol
                                        Edward N. Barol, Secretary


Dated:  August 22, 1995










































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                               EXHIBIT INDEX


     Exhibit No.                             Exhibit

        99.1             Joint Press Release of Wedco Technology, Inc.
                         and ICO, Inc. dated August 14, 1995






































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August 14, 1995

CONTACTS:   Asher O. Pacholder            Robert F. Bush
            Sylvia A. Pacholder           Wedco Technology, Inc.
            ICO, Inc.                     1-908-479-4181
            1-713-872-4994

            ICO, INC. TO ACQUIRE WEDCO TECHNOLOGY, INC.
                              BY MERGER

      ICO, Inc. (ICOC-NASDAQ NMS, BSE) and Wedco Technology, Inc.
(WEDC-NASDAQ NMS) today jointly announced that the senior management of both companies had agreed on the principal terms of the acquisition of Wedco by ICO by means of a merger.

      In the proposed merger, Wedco shareholders will receive $5.71 in cash and 1.8 shares of ICO Common Stock for each share of Wedco Common Stock held. After the merger, the Board of Directors of ICO, the surviving company, will have nine members, six designated by ICO and three designated by Wedco.

      After completion of definitive documentation and the parties' respective due diligence, the Board of Directors of Wedco and ICO are expected to meet in the near future to consider the proposed merger.
The merger also will be subject to approval of each company's shareholders, satisfaction of certain regulatory requirements and other conditions customary in transactions of this nature.

      ICO, based in Houston, Texas, serves the energy industry by testing, inspecting, reconditioning and coating sucker rods and octg, basic tools utilized in exploration and production for oil and natural gas.

      Wedco, based in West Portal, New Jersey, is an international provider of custom processing services and manufacturer of related machinery for the plastics industry.